================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -----------------

                                 NS GROUP, INC.
             (Exact name of registrant as specified in its charter)


           KENTUCKY                                    61-0985936
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                            NINTH AND LOWELL STREETS
                             NEWPORT, KENTUCKY 41072
                        (Address, including zip code, of
                    registrant's principal executive offices)

                               -----------------

                    KOPPEL STEEL CORPORATION HOURLY EMPLOYEES
                           FLEXIBLE COMPENSATION PLAN
                            (Full title of the plan)

                               -----------------

                         JOHN R. PARKER, VICE PRESIDENT
                                 NS GROUP, INC.
                            NINTH AND LOWELL STREETS
                             NEWPORT, KENTUCKY 41072
                                 (606) 292-6809
                      (Name, address and telephone number,
                   including area code, of agent for service)

                               -----------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                  Proposed maximum        Proposed maximum
Title of securities            Amount to          offering price per      aggregate offering       Amount of
to be registered               be registered      share(1)                price(1)                registration fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, no par value,         450,000              $3.90625               $1,757,813            $489
including Preferred Stock
Purchase Rights(2)
--------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, based upon the average of the reported high and low prices of a share of Common Stock on the New York Stock Exchange on February 24, 1999.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the benefit plan described herein.


================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

        The following documents filed by NS Group, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference as of their respective dates of filing:

                (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 26, 1998 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

                The Annual Report of the Koppel Steel Corporation Hourly Employees Flexible Compensation Plan on Form 11-K for the year ended September 27, 1997 filed pursuant to Section 13 of the Exchange Act and the requirements of Form S-8;

                (b) The Company's Quarterly Report on Form 10-Q for the quarter ended December 26, 1998 filed pursuant to Section 13(a) of the Exchange Act;

                (c) The description of the Company's Common Stock, no par value ("Common Stock"), contained in the Registration Statement on Form 8-A, dated November 17, 1988, filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

                The description of the Company's Preferred Stock Purchase Rights contained in the Registration Statement on Form 8-A, dated November 5, 1998, filed pursuant to Section 12 of the Exchange Act.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all Common Stock offered hereunder has been sold or which deregisters all Common Stock then remaining unsold hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        Sections 271B.8-500 to 271B.8-580 of the Kentucky Business Corporation Act provide that, subject to restrictions contained in the statute, a corporation may indemnify any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or employee benefit plan.

        A person, who has been successful on the merits or otherwise in any suit or matter covered by the indemnification statute, is entitled to be indemnified against expenses (including attorneys' fees) reasonably incurred by him in connection therewith. Indemnification is authorized upon a determination that the person to be indemnified has met the applicable standard of conduct required. Such determination may be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or if such a quorum cannot be obtained, by a majority vote of a committee of the board, duly designated so to act by a majority of the full board, consisting solely of two or more directors who are not parties to the action; or by special legal counsel selected by the board or a committee thereof; or by the shareholders who are not parties to such action, suit or proceeding. Expenses incurred in defense may be paid in advance upon receipt by the corporation of a written affirmation by the director of his good faith belief that he has met the applicable standard of conduct required, a written undertaking by or on behalf of the director to repay such advance if it is ultimately determined that he did not meet the standard of conduct and a determination that the facts then known to those making the determination would not preclude indemnification under the statute. The indemnification provided by the statute is not deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors, or otherwise, which will inure to the benefit of the heirs, executors and administrators of such a person. Insurance may be purchased on behalf of any person entitled to indemnification by the corporation against any liability incurred in an official capacity regardless of whether the person could be indemnified under the statute. References to the corporation include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, and anyone seeking indemnification by virtue of acting in some capacity with a constituent corporation would stand in the same position as if he had served the resulting or surviving corporation in the same capacity.

        The By-Laws of the Company provide for indemnification of directors and officers of the Company to the maximum extent permitted by the Kentucky Business Corporation Act.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        See Index to Exhibits following signature pages.

Item 9. Undertakings.

        (a) The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
        Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport, Commonwealth of Kentucky, on this 26th day of February, 1999.

                                       NS GROUP, INC.



                                       By /s/ John R. Parker
                                          --------------------------------------
                                          John R. Parker
                                          Vice President, Treasurer and Chief
                                          Financial Officer



                                POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Clifford R. Borland and John R. Parker, and each of them severally, as the undersigned's lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in the undersigned's name, place and stead, any amendments (including post-effective amendments) to the foregoing Registration Statement and to file the same with the Securities and Exchange Commission. Each of such attorneys shall have full power and authority to do and perform, in the name and on behalf of each of the undersigned, every act whatsoever necessary or desirable to be done, as fully to all intents and purposes as the undersigned might or could do in person. The undersigned each hereby ratifies and approves the acts of such attorneys and each of them.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Name                                    Title                                              Date
-------------------------------         ---------------------------------------            -----------------
/s/ Clifford R. Borland                 President, Chief Executive Officer and             February 26, 1999
-------------------------------         Director (principal executive officer)
Clifford R. Borland

/s/ John R. Parker                      Vice President, Treasurer and Chief                February 26, 1999
-------------------------------         Financial Officer (principal financial
John R. Parker                          officer)

Name                                    Title                                              Date
-------------------------------         ---------------------------------------            -----------------
/s/ Thomas J. Depenbrock                Vice President and Corporate                       February 26, 1999
-------------------------------         Controller (principal accounting
Thomas J. Depenbrock                    officer)

 /s/ Paul C. Borland, Jr.               Director                                           February 26, 1999
-------------------------------
Paul C. Borland, Jr.

 /s/ Ronald R. Noel                     Director                                           February 26, 1999
-------------------------------
Ronald R. Noel

 /s/ John B. Lally                      Director                                           February 26, 1999
-------------------------------
John B. Lally

 /s/ Patrick J.B. Donnelly              Director                                           February 26, 1999
-------------------------------
Patrick J.B. Donnelly

 /s/ R. Glen Mayfield                   Director                                           February 26, 1999
-------------------------------
R. Glen Mayfield



        The Plan. Pursuant to the requirements of the Securities Act of 1933, the Koppel Steel Corporation Hourly Employees Flexible Compensation Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Newport, Commonwealth of Kentucky, on February 24, 1999.

                                       ADVISORY COMMITTEE


                                       By /s/ Thomas J. Depenbrock
                                         ---------------------------------------
                                         Thomas J. Depenbrock, Member


                                       By /s/ Ronald R. Noel
                                         ---------------------------------------
                                         Ronald R. Noel, Member


                                       By /s/ John R. Parker
                                         ---------------------------------------
                                         John R. Parker, Member

                                INDEX TO EXHIBITS



        (4)     INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING
                INDENTURES:

                4.1 Amended and Restated Articles of Incorporation of the Company, as amended, filed as Exhibit 3.1 to Amendment No. 1 to the Company's Registration Statement on Form S-1 dated January 17, 1995 (Reg. No. 33-56637)*

                4.2 Amended and Restated By-Laws of the Company dated December 4, 1995, filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995 (File No. 1-9838)*

                4.3     NS Group, Inc. Salaried Employees Retirement Savings
                        Plan

                4.4 Trust Agreement for NS Group, Inc. Salaried Employees Retirement Savings Plan

        (23)    CONSENTS OF EXPERTS AND COUNSEL:

                23.1    Consent of Arthur Andersen LLP

        (24)    POWERS OF ATTORNEY

                24.1 A Power of Attorney granted by each director executing this registration statement is set forth on the signature page to this Registration Statement



------------------------------

* Indicates that exhibit is incorporated by reference from a previous filing with the Securities and Exchange Commission.

                                                                     EXHIBIT 4.3





                            KOPPEL STEEL CORPORATION
                                HOURLY EMPLOYEES
                           FLEXIBLE COMPENSATION PLAN

                                TABLE OF CONTENTS


                                    PREAMBLE

                                    ARTICLE I
                                   DEFINITIONS

1.1      PLAN DEFINITIONS..................................................  2
1.2      INTERPRETATION....................................................  6

                                   ARTICLE II
                                     SERVICE

2.1      DEFINITIONS.......................................................  7
2.2      CREDITING OF HOURS OF SERVICE.....................................  8
2.3      HOURS OF SERVICE EQUIVALENCIES....................................  9
2.4      LIMITATIONS ON CREDITING OF HOURS OF SERVICE......................  9
2.5      DEPARTMENT OF LABOR RULES......................................... 10
2.6      YEARS OF ELIGIBILITY SERVICES..................................... 10
2.7      CREDITING OF CONTINUOUS SERVICE................................... 10
2.8      YEARS OF VESTING SERVICE.......................................... 10

                                   ARTICLE III
                                   ELIGIBILITY

3.1      ELIGIBILITY....................................................... 11
3.2      TRANSFERS OF EMPLOYMENT........................................... 11
3.3      REEMPLOYMENT...................................................... 11
3.4      NOTIFICATION CONCERNING NEW ELIGIBLE EMPLOYEES.................... 11
3.5      EFFECT AND DURATION............................................... 11

                                   ARTICLE IV
                           TAX-DEFERRED CONTRIBUTIONS

4.1      TAX-DEFERRED CONTRIBUTIONS........................................ 12
4.2      AMOUNT OF TAX-DEFERRED CONTRIBUTIONS.............................. 12
4.3      CHANGES IN REDUCTION AUTHORIZATION................................ 12
4.4      SUSPENSION OF TAX-DEFERRED CONTRIBUTIONS.......................... 13
4.5      RESUMPTION OF TAX-DEFERRED CONTRIBUTIONS.......................... 13
4.6      DELIVERY OF TAX-DEFERRED CONTRIBUTIONS............................ 13
4.7      VESTING OF TAX-DEFERRED CONTRIBUTIONS............................. 13




                                      (i)

                                    ARTICLE V
                             ROLLOVER CONTRIBUTIONS

5.1      NO AFTER-TAX CONTRIBUTIONS........................................ 14
5.2      ROLLOVER CONTRIBUTIONS............................................ 14
5.3      VESTING OF ROLLOVER CONTRIBUTIONS................................. 14

                                   ARTICLE VI
                             EMPLOYER CONTRIBUTIONS

6.1      NO EMPLOYER CONTRIBUTIONS......................................... 15

                                   ARTICLE VII
                          LIMITATIONS ON CONTRIBUTIONS

7.1      DEFINITIONS....................................................... 16
7.2      CODE SECTION 402(G) LIMIT......................................... 18
7.3      DISTRIBUTION OF EXCESS DEFERRALS.................................. 18
7.4      LIMITATION ON TAX-DEFERRED CONTRIBUTIONS OF HIGHLY COMPENSATED
         EMPLOYEES......................................................... 19
7.5      DISTRIBUTION OF EXCESS TAX-DEFERRED CONTRIBUTIONS................. 20
7.6      DETERMINATION OF INCOME OR LOSS................................... 21
7.7      CODE SECTION 415 LIMITATIONS ON CREDITING OF CONTRIBUTIONS AND
         FORFEITURES....................................................... 21
7.8      COVERAGE UNDER OTHER QUALIFIED DEFINED CONTRIBUTION PLAN.......... 22
7.9      COVERAGE UNDER QUALIFIED DEFINED BENEFIT PLAN..................... 22
7.10     SCOPE OF LIMITATIONS.............................................. 22

                                  ARTICLE VIII
                        TRUST FUNDS AND SEPARATE ACCOUNTS

8.1      GENERAL FUND...................................................... 23
8.2      INVESTMENT FUNDS.................................................. 23
8.3      APPOINTMENT OF INVESTMENT MANAGERS................................ 23
8.4      INCOME ON TRUST................................................... 23
8.5      SEPARATE ACCOUNTS................................................. 23
8.6      SUB-ACCOUNTS...................................................... 24

                                   ARTICLE IX
                            LIFE INSURANCE CONTRACTS

9.1      NO LIFE INSURANCE CONTRACTS....................................... 25




                                      (ii)

                                    ARTICLE X
                     DEPOSIT AND INVESTMENT OF CONTRIBUTIONS


10.1     FUTURE CONTRIBUTION INVESTMENT ELECTIONS.......................... 26
10.2     DEPOSIT OF CONTRIBUTIONS.......................................... 26
10.3     ELECTION TO TRANSFER BETWEEN FUNDS................................ 26

                                   ARTICLE XI
                     CREDITING AND VALUING SEPARATE ACCOUNTS

11.1     CREDITING SEPARATE ACCOUNTS....................................... 27
11.2     VALUING SEPARATE ACCOUNTS......................................... 27
11.3     PLAN VALUATION PROCEDURES......................................... 27
11.4     FINALITY OF DETERMINATIONS........................................ 28
11.5     NOTIFICATION...................................................... 28

                                   ARTICLE XII
                                      LOANS

12.1     NO LOANS.......................................................... 29

                                  ARTICLE XIII
                           WITHDRAWALS WHILE EMPLOYED

13.1     WITHDRAWALS OF TAX-DEFERRED CONTRIBUTIONS......................... 30
13.2     LIMITATIONS ON WITHDRAWALS OTHER THAN HARDSHIP WITHDRAWALS........ 30
13.3     ORDER OF WITHDRAWAL FROM A PARTICIPANT'S SUB-ACCOUNTS............. 30
13.4     CONDITIONS AND LIMITATIONS ON HARDSHIP WITHDRAWALS................ 30

                                   ARTICLE XIV
                  TERMINATION OF EMPLOYMENT AND SETTLEMENT DATE

14.1     TERMINATION OF EMPLOYMENT AND SETTLEMENT DATE..................... 33

                                   ARTICLE XV
                                  DISTRIBUTIONS

15.1     DISTRIBUTIONS..................................................... 34
15.2     DISTRIBUTIONS TO BENEFICIARIES.................................... 34
15.3     CASH OUTS AND PARTICIPANT CONSENT................................. 35
15.4     REQUIRED COMMENCEMENT OF DISTRIBUTION............................. 35
15.5     REEMPLOYMENT OF A PARTICIPANT..................................... 36
15.6     RESTRICTIONS ON ALIENATION........................................ 36
15.7     FACILITY OF PAYMENT............................................... 36
15.8     INABILITY TO LOCATE PAYEE......................................... 36



                                     (iii)

                                   ARTICLE XVI
                                 FORM OF PAYMENT

16.1     FORM OF PAYMENT................................................... 38
16.2     CHANGE OF ELECTION................................................ 38
16.3     NOTICE REGARDING FORMS OF PAYMENT................................. 38
16.4     REEMPLOYMENT...................................................... 39

                                  ARTICLE XVII
                                  BENEFICIARIES

17.1     DESIGNATION OF BENEFICIARY........................................ 40
17.2     SPOUSAL CONSENT REQUIREMENTS...................................... 40

                                  ARTICLE XVIII
                                 ADMINISTRATION

18.1     AUTHORITY OF THE SPONSOR.......................................... 41
18.2     ACTION OF THE SPONSOR............................................. 41
18.3     CLAIMS REVIEW PROCEDURE........................................... 42
18.4     QUALIFIED DOMESTIC RELATIONS ORDERS............................... 43
18.5     INDEMNIFICATION................................................... 43
18.6     ACTIONS BINDING................................................... 43

                                   ARTICLE XIX
                            AMENDMENT AND TERMINATION

19.1     AMENDMENT......................................................... 44
19.2     LIMITATION ON AMENDMENT........................................... 44
19.3     TERMINATION....................................................... 44
19.4     REORGANIZATION.................................................... 46

                                   ARTICLE XX
                           ADOPTION BY OTHER ENTITIES

20.1     NO ADOPTION....................................................... 47

                                   ARTICLE XXI
                            MISCELLANEOUS PROVISIONS

21.1     NO COMMITMENT AS TO EMPLOYMENT.................................... 48
21.2     BENEFITS.......................................................... 48
21.3     NO GUARANTEES..................................................... 48
21.4     EXPENSES.......................................................... 48
21.5     PRECEDENT......................................................... 48



                                      (iv)

21.6     DUTY TO FURNISH INFORMATION....................................... 48
21.7     WITHHOLDING....................................................... 48
21.8     MERGER, CONSOLIDATION, OR TRANSFER OF PLAN ASSETS................. 49
21.9     BACK PAY AWARDS................................................... 49
21.10    CONDITION ON EMPLOYER CONTRIBUTIONS............................... 49
21.11    RETURN OF CONTRIBUTIONS TO AN EMPLOYER............................ 50
21.12    VALIDITY OF PLAN.................................................. 50
21.13    TRUST AGREEMENT................................................... 50
21.14    PARTIES BOUND..................................................... 50
21.15    APPLICATION OF CERTAIN PLAN PROVISIONS............................ 50
21.16    LEASED EMPLOYEES.................................................. 51
21.17    TRANSFERRED FUNDS................................................. 51

                                  ARTICLE XXII
                              TOP-HEAVY PROVISIONS

22.1     APPLICABILITY..................................................... 52

                                  ARTICLE XXIII
                                 EFFECTIVE DATE

23.1     EFFECTIVE DATE OF AMENDMENT AND RESTATEMENT....................... 53



                                       (v)

                                    PREAMBLE

The Koppel Steel Corporation Hourly Employees Flexible Compensation Plan, originally effective as of April 1, 1991, is hereby amended and restated in its entirety. The Plan, as amended and restated hereby, is intended to qualify as a profit-sharing plan under Section 401(a) of the Code, and includes a cash or deferred arrangement that is intended to qualify under Section 401(k) of the Code. The Plan is maintained for the exclusive benefit of eligible employees and their beneficiaries.

Notwithstanding any other provision of the Plan to the contrary, a Participant's vested interest in his Separate Account under the Plan on and after the effective date of this amendment and restatement shall be not less than his vested interest in his account on the day immediately preceding the effective date.

                                    ARTICLE I
                                   DEFINITIONS


1.1     PLAN DEFINITIONS

As used herein, the following words and phrases have the meanings hereinafter set forth, unless a different meaning is plainly required by the context:

The "ADMINISTRATOR" means the Sponsor unless the Sponsor designates another person or persons to act as such.

An "AFTER-TAX CONTRIBUTION" means any after-tax employee contribution made by a Participant as may be permitted under Article V.

The "BENEFICIARY" of a Participant means the person or persons entitled under the provisions of the Plan to receive distribution hereunder in the event the Participant dies before receiving distribution of his entire interest under the Plan.

The "CODE" means the Internal Revenue Code of 1986, as amended from time to time. Reference to a section of the Code includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

The "COMPENSATION" of a Participant for any period means the wages as defined in
Section 3401(a) of the Code, determined without regard to any rules that limit compensation included in wages based on the nature or location of the employment or services performed, and all other payments made to him for such period for services as an Employee for which his Employer is required to furnish the Participant a written statement under Sections 6041(d) and 6051(a)(3) of the Code, and excluding bonuses, reimbursements or other expense allowances, fringe benefits, moving expenses, deferred compensation, and welfare benefits, but determined prior to any exclusions for Tax-Deferred Contributions or amounts deferred under Section 125, 402(a)(8), 402(h), 403(b), or 457(b) of the Code.

In no event, however, shall the Compensation of a Participant taken into account under the Plan for any Plan Year exceed (1) $200,000 for Plan Years beginning prior to January 1, 1994, or (2) $150,000 for Plan Years beginning on or after January 1, 1994 (subject to adjustment annually as provided in Section 401(a)(17)(B) and Section 415(d) of the Code; provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year). If the Compensation of a Participant is determined over a period of time that contains fewer than 12 calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Participant by multiplying the annual compensation limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is required for a Participant who is covered under the Plan for less than one full Plan Year if the formula for allocations is based on Compensation for a period of at least 12 months. In determining the Compensation, for purposes of applying the annual compensation limitation described above, of a Participant who is a five percent owner or among the ten Highly Compensated Employees receiving the greatest Compensation for the Plan Year, the Compensation of the Participant's spouse and of his lineal descendants who have not attained age 19 as of the close of the Plan Year shall be included as Compensation of the Participant for the Plan Year. If as a result of applying the family aggregation rule described in the preceding sentence the annual compensation limitation would be exceeded, the limitation shall be prorated among the affected family members in proportion to each member's Compensation as determined prior to application of the family aggregation rules.

An "ELIGIBLE EMPLOYEE" means any Employee who has met the eligibility requirements of Article III to have Tax-Deferred Contributions made to the Plan on his behalf.

The "ELIGIBILITY SERVICE" of an employee means the period or periods of service credited to him under the provisions of Article II for purposes of determining his eligibility to participate in the Plan as may be required under Article III.

An "EMPLOYEE" means any employee of an Employer who is covered by a collective bargaining agreement between his Employer and United Steelworkers of America, Local 9305.

An "EMPLOYER" means the Sponsor and any entity which has adopted the Plan as may be provided under Article XX.

An "EMPLOYER CONTRIBUTION" means the amount, if any, that an Employer contributes to the Plan as may be provided under Article VI or Article XXII.

"EMPLOYER STOCK" means common stock of NS Group, Inc.

An "ENROLLMENT DATE" means the first day of each payroll period during the Plan Year.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a section of ERISA includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

The "GENERAL FUND" means a Trust Fund established by the Trustee as required to hold and administer any assets of the Trust that are not allocated among any separate Investment Funds as may be provided in the Plan or the Trust Agreement. No General Fund shall be established if all assets of the Trust are allocated among separate Investment Funds.

A "HIGHLY COMPENSATED EMPLOYEE" means an Employee or former Employee who is a highly compensated active employee or highly compensated former employee as defined hereunder.

A "highly compensated active employee" includes any Employee who performs services for an Employer during the determination year and who (i) was a five percent owner at any time during the determination year or the look back year,
(ii) received compensation from an Employer during the look back year in excess of $75,000 (subject to adjustment annually at the same time and in the same manner as under Section 415(d) of the Code),
(iii) was in the top paid group of employees for the look back year and received compensation from an Employer during the look back year in excess of $50,000 (subject to adjustment annually at the same time and in the same manner as under Section 415(d) of the Code), (iv) was an officer of an Employer during the look back year and received compensation during that year in excess of 50 percent of the dollar limitation in effect for that year under Section 415(b)(1)(A) of the Code or, if no officer received compensation in excess of that amount for the look back year or the determination year, received the greatest compensation for the look back year of any officer, or (v) was one of the 100 employees paid the greatest compensation by an Employer for the determination year and would be described in (ii), (iii), or (iv) above if the term "determination year" were substituted for "look back year".

A "highly compensated former employee" includes any Employee who separated from service from an Employer and all Related Companies (or is deemed to have separated from service from an Employer and all Related Companies) prior to the determination year, performed no services for an Employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the date the Employee attains age 55.

The determination of who is a Highly Compensated Employee hereunder, including determinations as to the number and identity of employees in the top paid group, the 100 employees receiving the greatest compensation from an Employer, the number of employees treated as officers, and the compensation considered, shall be made in accordance with the provisions of Section 414(q) of the Code and regulations issued thereunder. For purposes of this definition, the following terms have the following meanings:

(a)     The "determination year" means the Plan Year.

(b) The "look back year" means the 12-month period immediately preceding the determination year.

An "HOUR OF SERVICE" with respect to a person means each hour, if any, that may be credited to him in accordance with the provisions of Article II.

An "INVESTMENT FUND" means any separate investment Trust Fund established from time to time by the Trustee as may be provided in the Plan or the Trust Agreement to which assets of the Trust may be allocated and separately invested.

The "NORMAL RETIREMENT DATE" of an employee means the date he attains age 62.

A "PARTICIPANT" means any person who has a Separate Account in the Trust.

The "PLAN" means Koppel Steel Corporation Hourly Employees Flexible Compensation Plan, as from time to time in effect.

A "PLAN YEAR" means the period beginning April 1, 1991 and ending September 28, 1991, and each 52 or 53 consecutive week period thereafter ending on the last Saturday in September.

A "RELATED COMPANY" means any corporation or business, other than an Employer, which would be aggregated with an Employer for a relevant purpose under Section 414 of the Code.

A "ROLLOVER CONTRIBUTION" means any rollover contribution to the Plan made by a Participant as may be permitted under Article V.

A "SEPARATE ACCOUNT" means the account maintained by the Trustee in the name of a Participant that reflects his interest in the Trust and any Sub-Accounts established thereunder, as provided in Article VIII.

The "SETTLEMENT DATE" of a Participant means the date on which a Participant's interest under the Plan becomes distributable in accordance with Article XV.

The "SPONSOR" means Koppel Steel Corporation.

A "SUB-ACCOUNT" means any of the individual sub-accounts of a Participant's Separate Account that is maintained as provided in Article VIII.

A "TAX-DEFERRED CONTRIBUTION" means the amount contributed to the Plan on a Participant's behalf by his Employer in accordance with his reduction authorization executed pursuant to Article IV.

The "TRUST" means the trust maintained by the Trustee under the Trust Agreement.

The "TRUST AGREEMENT" means the agreement entered into between the Sponsor and the Trustee relating to the holding, investment, and reinvestment of the assets of the Plan, together with all amendments thereto and shall include any agreement establishing a custodial account, an annuity contract, or an insurance contract (other than a life, health or accident, property, casualty, or liability insurance contract) for the investment of assets if the custodial account or contract would, except for the fact that it is not a trust, constitute a qualified trust under Section 401 of the Code.

The "TRUSTEE" means the trustee or any successor trustee which at the time shall be designated, qualified, and acting under the Trust Agreement and shall include any insurance company that issues an annuity or insurance contract pursuant to the Trust Agreement or any person holding assets in a custodial account pursuant to the Trust Agreement.

A "TRUST FUND" means any fund established under the Trust by the Trustee.

A "VALUATION DATE" means the date or dates designated by the Sponsor and communicated in writing to the Trustee for the purpose of valuing the General Fund and each Investment Fund and adjusting Separate Accounts and Sub-Accounts hereunder, which other dates need not be uniform with respect to the General Fund, each Investment Fund, Separate Account, or Sub-Account.

The "VESTING SERVICE" of an employee means the period or periods of service credited to him under the provisions of Article II for purposes of determining his vested interest in his Employer Contributions Sub-Account, if Employer Contributions are provided for under either Article VI or Article XXII.

1.2     INTERPRETATION

Where required by the context, the noun, verb, adjective, and adverb forms of each defined term shall include any of its other forms. Wherever used herein, the masculine pronoun shall include the feminine, the singular shall include the plural, and the plural shall include the singular.


                                   ARTICLE II
                                     SERVICE

2.1     DEFINITIONS

For purposes of this Article, the following terms shall have the following meanings:

(a) A "break in service" means any computation period during which a person completes less than 501 Hours of Service except that no person shall incur a break in service solely by reason of (i) temporary absence from work not exceeding 12 months resulting from illness, layoff, or other cause if authorized in advance by an Employer or a Related Company pursuant to its uniform leave policy, if his employment shall not otherwise be terminated during the period of such absence; or (ii) absence from work due to military service in the armed forces of the United States, if he returns to work with an Employer or a Related Company within the period during which he retains reemployment rights under Federal law.

(b) The "continuous service" of an employee means the service credited to him in accordance with the provisions of Section 2.7 of the Plan.

(c) The "employment commencement date" of an employee means the date he first completes an Hour of Service.

(d) A "maternity/paternity absence" means a person's absence from employment with an Employer or a Related Company because of the person's pregnancy, the birth of the person's child, the placement of a child with the person in connection with the person's adoption of the child, or the caring for the person's child immediately following the child's birth or adoption. A person's absence from employment will not be considered a maternity/paternity absence unless the person furnishes the Administrator such timely information as may reasonably be required to establish that the absence was for one of the purposes enumerated in this paragraph and to establish the number of days of absence attributable to such purpose.

(e) The "reemployment commencement date" of an employee means the first date following a severance date on which he again completes an Hour of Service.

(f) The "severance date" of an employee means the earlier of (i) the date on which he retires, dies, or his employment with an Employer and all Related Companies is otherwise terminated, or (ii) the first anniversary of the first date of a period during which he is absent from work with an Employer and all Related Companies for any other reason; provided, however, that if he terminates employment with or is absent from work with an Employer and all Related Companies on account of service with the armed forces of the United States, he shall not incur a severance date if he returns to employment with an Employer or a Related Company within the period during which he retains employment rights pursuant to Federal law.

2.2     CREDITING OF HOURS OF SERVICE

A person shall be credited with an Hour of Service for:

(a) each hour for which he is paid, or entitled to payment, for the performance of duties for an Employer or a Related Company during the applicable computation period; provided, however, that hours compensated at a premium rate shall be treated as straight-time hours;

(b) subject to the provisions of Section 2.4, each hour for which he is paid, or entitled to payment, by an Employer or a Related Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), lay-off, jury duty, military duty, or leave of absence; and

(c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer or a Related Company; provided, however, that the same Hour of Service shall not be credited both under paragraph (a) or (b) of this Section, as the case may be, and under this paragraph (c); and provided, further, that the crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in such paragraph (b) shall be subject to the limitations set forth therein and in Section 2.4.

Notwithstanding the foregoing and solely for purposes of determining whether a person who is on a maternity/paternity absence beginning on or after the first day of the first Plan Year that commences on or after January 1, 1985, has incurred a break in service, Hours of Service shall include those hours with which such person would otherwise have been credited but for such maternity/paternity absence, or shall include eight Hours of Service for each day of maternity/paternity absence if the actual hours to be credited cannot be determined; except that not more than 501 hours are to be credited by reason of any maternity/paternity absence. Any hours included as Hours of Service pursuant to the immediately preceding sentence shall be credited to the computation period in which the absence from employment begins, if such person otherwise would incur a break in service in such computation period, or, in any other case, to the immediately following computation period.

2.3     HOURS OF SERVICE EQUIVALENCIES

Notwithstanding any other provision of the Plan to the contrary, an Employer may elect to credit Hours of Service to its employees under Section 2.2 in accordance with one of the following equivalencies, and if an Employer does not maintain records that accurately reflect actual hours of service, such Employer shall credit Hours of Service to its employees under Section 2.2 in accordance with one of the following equivalencies:

(a) If the Employer maintains its records on the basis of days worked, an employee shall be credited with 10 Hours of Service for each day on which he performs an Hour of Service.

(b) If the Employer maintains its records on the basis of weeks worked, an employee shall be credited with 45 Hours of Service for each week in which he performs an Hour of Service.

(c) If the Employer maintains its records on the basis of semi-monthly payroll periods, an employee shall be credited with 95 Hours of Service for each semi-monthly payroll period in which he performs an Hour of Service.

(d) If the Employer maintains its records on the basis of months worked, an employee shall be credited with 190 Hours of Service for each month in which he performs an Hour of Service.

2.4     LIMITATIONS ON CREDITING OF HOURS OF SERVICE

In the application of the provisions of paragraph (b) of Section 2.2, the following shall apply:

(a) An hour for which a person is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to him if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation, or disability insurance laws.

(b) Hours of Service shall not be credited with respect to a payment which solely reimburses a person for medical or medically-related expenses incurred by him.

(c) For purposes of such paragraph (b), a payment shall be deemed to be made by or due from an Employer or a Related Company (i) regardless of whether such payment is made by or due from such employer directly or indirectly, through (among others) a trust fund or insurer to which any such employer contributes or pays premiums, and (ii) regardless of whether contributions made or due to such trust fund, insurer, or other entity are for the benefit of particular persons or are on behalf of a group of persons in the aggregate.

(d)     No more than 501 Hours of Service shall be credited under such paragraph
        (b) to a person on account of any single continuous period during which he performs no duties (whether or not such period occurs in a single computation period).

2.5     DEPARTMENT OF LABOR RULES

The rules set forth in paragraphs (b) and (c) of Department of Labor Regulations
Section 2530.200b-2, which relate to determining Hours of Service attributable to reasons other than the performance of duties and crediting Hours of Service to computation periods, are hereby incorporated into the Plan by reference.

2.6     YEARS OF ELIGIBILITY SERVICES

There shall be no years of Eligibility Service credited under the Plan.

2.7     CREDITING OF CONTINUOUS SERVICE

A person shall be credited with continuous service for the aggregate of the periods of time between his employment commencement date or any reemployment commencement date and the severance date that next follows such employment commencement date or reemployment commencement date; provided, however, that an employee who has a reemployment commencement date within the 12-consecutive-month period following the earlier of the first date of his absence or his severance date shall be credited with continuous service for the period between such severance date and reemployment commencement date.

2.8     YEARS OF VESTING SERVICE

There shall be no years of Vesting Service credited under the Plan.

                                   ARTICLE III
                                   ELIGIBILITY

3.1     ELIGIBILITY

Each Employee shall become an Eligible Employee as of the Enrollment Date coinciding with or next following the date on which he has completed the earliest to occur of the following: (i) 4 complete consecutive months of continuous service, or (ii) 692 Hours of Service.

3.2     TRANSFERS OF EMPLOYMENT

If a person is transferred directly from employment with an Employer or with a Related Company in a capacity other than as an Employee to employment as an Employee, he shall become an Eligible Employee as of the date he is so transferred if prior to an Enrollment Date coinciding with or preceding such transfer date he has met the eligibility requirements of Section 3.1. Otherwise, the eligibility of a person who is so transferred to elect to have Tax-Deferred Contributions made to the Plan on his behalf shall be determined in accordance with Section 3.1.

3.3     REEMPLOYMENT

If a person who terminated employment with an Employer and all Related Companies is reemployed as an Employee and if he had been an Eligible Employee prior to his termination of employment, he shall again become an Eligible Employee on the date he is reemployed. Otherwise, the eligibility of a person who terminated employment with an Employer and all Related Companies and who is reemployed by an Employer or a Related Company to elect to have Tax-Deferred Contributions made to the Plan on his behalf shall be determined in accordance with Section
3.1 or 3.2.

3.4     NOTIFICATION CONCERNING NEW ELIGIBLE EMPLOYEES

Each Employer shall notify the Administrator as soon as practicable of Employees becoming Eligible Employees as of any date.

3.5     EFFECT AND DURATION

Upon becoming an Eligible Employee, an Employee shall be entitled to elect to have Tax-Deferred Contributions made to the Plan on his behalf and shall be bound by all the terms and conditions of the Plan and the Trust Agreement. A person shall continue as an Eligible Employee eligible to have Tax-Deferred Contributions made to the Plan on his behalf only so long as he continues employment as an Employee.


                                   ARTICLE IV
                           TAX-DEFERRED CONTRIBUTIONS

4.1     TAX-DEFERRED CONTRIBUTIONS

Effective as of the date he becomes an Eligible Employee, each Eligible Employee may elect in writing in accordance with rules prescribed by the Administrator to have Tax-Deferred Contributions made to the Plan on his behalf by his Employer as hereinafter provided. An Eligible Employee's written election shall include his authorization for his Employer to reduce his Compensation and to make Tax-Deferred Contributions on his behalf and his election as to the investment of his contributions in accordance with Article X. Tax-Deferred Contributions on behalf of an Eligible Employee shall commence with the first payroll period beginning on or after the date on which his election is effective.

4.2     AMOUNT OF TAX-DEFERRED CONTRIBUTIONS

The amount of Tax-Deferred Contributions to be made to the Plan on behalf of an Eligible Employee by his Employer shall be an integral percentage of his Compensation of not less than 1 percent nor more than 15 percent. In the event an Eligible Employee elects to have his Employer make Tax-Deferred Contributions on his behalf, his Compensation shall be reduced for each payroll period by the percentage he elects to have contributed on his behalf to the Plan in accordance with the terms of his currently effective reduction authorization.

4.3     CHANGES IN REDUCTION AUTHORIZATION

An Eligible Employee may change the percentage of his future Compensation that his Employer contributes on his behalf as Tax-Deferred Contributions at such time or times during the Plan Year as the Administrator may prescribe by filing an amended reduction authorization with his Employer such number of days prior to the date such change is to become effective as the Administrator shall prescribe. An Eligible Employee who changes his reduction authorization shall be limited to selecting a percentage of his Compensation that is otherwise permitted under Section 4.2. Tax-Deferred Contributions shall be made on behalf of such Eligible Employee by his Employer pursuant to his amended reduction authorization filed in accordance with this Section commencing with Compensation paid to the Eligible Employee on or after the date such filing is effective, until otherwise altered or terminated in accordance with the Plan.

4.4     SUSPENSION OF TAX-DEFERRED CONTRIBUTIONS

An Eligible Employee on whose behalf Tax-Deferred Contributions are being made may have such contributions suspended at any time by giving such number of days advance written notice to his Employer as the Administrator shall prescribe. Any such voluntary suspension shall take effect commencing with Compensation paid to such Eligible Employee on or after the expiration of the required notice period and shall remain in effect until Tax-Deferred Contributions are resumed as hereinafter set forth.

4.5     RESUMPTION OF TAX-DEFERRED CONTRIBUTIONS

An Eligible Employee who has voluntarily suspended his Tax-Deferred Contributions in accordance with Section 4.4 may have such contributions resumed at such time or times during the Plan Year as the Administrator may prescribe, by filing a new reduction authorization with his Employer such number of days prior to the date as of which such contributions are to be resumed as the Administrator shall prescribe.

4.6     DELIVERY OF TAX-DEFERRED CONTRIBUTIONS

As soon after the date an amount would otherwise be paid to an Employee as it can reasonably be separated from Employer assets, each Employer shall cause to be delivered to the Trustee in cash all Tax-Deferred Contributions attributable to such amounts.

4.7     VESTING OF TAX-DEFERRED CONTRIBUTIONS

A Participant's vested interest in his Tax-Deferred Contributions Sub-Account shall be at all times 100 percent.

                                    ARTICLE V
                             ROLLOVER CONTRIBUTIONS

5.1     NO AFTER-TAX CONTRIBUTIONS

There shall be no After-Tax Contributions made to the Plan.

5.2     ROLLOVER CONTRIBUTIONS

An Employee who was a participant in a plan qualified under Section 401 or 403 of the Code and who receives a cash distribution from such plan that he elects either (i) to roll over immediately to a qualified retirement plan or (ii) to roll over into a conduit IRA from which he receives a later cash distribution, may elect to make a Rollover Contribution to the Plan if he is entitled under
Section 402(a)(5), Section 403(a)(4), or Section 408(d)(3)(A) of the Code to roll over such distribution to another qualified retirement plan. The Administrator may require an Employee to provide it with such information as it deems necessary or desirable to show that he is entitled to roll over such distribution to another qualified retirement plan. An Employee shall make a Rollover Contribution to the Plan by delivering, or causing to be delivered, to the Trustee the cash that constitutes the Rollover Contribution amount within 60 days of receipt of the distribution from the plan or from the conduit IRA in the manner prescribed by the Administrator. If the Employee does not already have an investment election on file with the Administrator, the Employee shall also deliver to the Administrator his election as to the investment of his contributions in accordance with Article X.

5.3     VESTING OF ROLLOVER CONTRIBUTIONS

A Participant's vested interest in his Rollover Contributions Sub-Account shall be at all times 100 percent.

                                   ARTICLE VI
                             EMPLOYER CONTRIBUTIONS

6.1     NO EMPLOYER CONTRIBUTIONS

There shall be no Employer Contributions made to the Plan.


                                   ARTICLE VII
                          LIMITATIONS ON CONTRIBUTIONS


7.1     DEFINITIONS

For purposes of this Article, the following terms have the following meanings:

(a) The "actual deferral percentage" with respect to an Eligible Employee for a particular Plan Year means the ratio of the Tax-Deferred Contributions made on his behalf for the Plan Year to his test compensation for the Plan Year; provided, however, that contributions made on a Participant's behalf for a Plan Year shall be included in determining his actual deferral percentage for such Plan Year only if the contributions are made to the Plan prior to the end of the 12-month period immediately following the Plan Year to which the contributions relate. The determination and treatment of the actual deferral percentage amounts for any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(b) The "annual addition" with respect to a Participant for a limitation year means the sum of the Tax-Deferred Contributions allocated to his Separate Account for the limitation year (including any excess contributions that are distributed pursuant to this Article), the employer contributions, employee contributions, and forfeitures allocated to his accounts for the limitation year under any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or a Related Company concurrently with the Plan, and amounts described in Sections 415(l)(2) and 419A(d)(2) of the Code allocated to his account for the limitation year.

(c)     The "Code Section 402(g) limit" means the dollar limit imposed by
        Section 402(g)(1) of the Code or established by the Secretary of the Treasury pursuant to Section 402(g)(5) of the Code in effect on January 1 of the calendar year in which an Eligible Employee's taxable year begins.

(d) An "elective contribution" means any employer contribution made to a plan maintained by an Employer or any Related Company on behalf of a Participant in lieu of cash compensation pursuant to his written election to defer under a qualified CODA as defined in Section 401(k) of the Code, any simplified employee pension cash or deferred arrangement as described in Section 402(h)(1)(B) of the Code, any eligible deferred compensation plan under Section 457 of the Code, or any plan as described in Section

        501(c)(18) of the Code, and any contribution made on behalf of the Participant by an Employer or a Related Company for the purchase of an annuity contract under Section 403(b) of the Code pursuant to a salary reduction agreement.

(e) An "excess deferral" with respect to a Participant means that portion of a Participant's Tax-Deferred Contributions that when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k), or 403(b) of the Code, would exceed the Code Section 402(g) limit and is includable in the Participant's gross income under Section 402(g) of the Code.

(f) A "family member" of an Employee means the Employee's spouse, his lineal ascendants, his lineal descendants, and the spouses of such lineal ascendants and descendants.

(g) A "limitation year" means the 12-month period designated as such by the Sponsor.

(h) The "test compensation" of an Eligible Employee for a Plan Year means compensation as defined in Section 414(s) of the Code and regulations issued thereunder, limited, however, to (1) $200,000 for Plan Years beginning prior to January 1, 1994, or (2) $150,000 for Plan Years beginning on or after January 1, 1994 (subject to adjustment annually as provided in Section 401(a)(17)(B) and Section 415(d) of the Code; provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year). If the test compensation of a Participant is determined over a period of time that contains fewer than 12 calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Participant by multiplying the annual compensation limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is required for a Participant who is covered under the Plan for less than one full Plan Year if the formula for allocations is based on Compensation for a period of at least 12 months. In determining the test compensation, for purposes of applying the annual compensation limitation described above, of a Participant who is a five-percent owner or among the ten Highly Compensated Employees receiving the greatest test compensation for the limitation year, the test compensation of the Participant's spouse and of his lineal descendants who have not attained age 19 as of the close of the limitation year shall be included as test compensation of the Participant for the limitation year. If as a result of applying the family aggregation rule described in the preceding sentence the annual compensation limitation would be exceeded, the limitation shall be prorated among the affected family members in proportion to each member's test compensation as determined prior to application of the family aggregation rules.

7.2     CODE SECTION 402(g) LIMIT

In no event shall the amount of the Tax-Deferred Contributions made on behalf of an Eligible Employee for his taxable year, when aggregated with any elective contributions made on behalf of the Eligible Employee under any other plan of an Employer or a Related Company for his taxable year, exceed the Code Section 402(g) limit. In the event that the Administrator determines that the reduction percentage elected by an Eligible Employee will result in his exceeding the Code
Section 402(g) limit, the Administrator may adjust the reduction authorization of such Eligible Employee by reducing the percentage of his Tax-Deferred Contributions to such smaller percentage that will result in the Code Section 402(g) limit not being exceeded. If the Administrator determines that the Tax-Deferred Contributions made on behalf of an Eligible Employee would exceed the Code Section 402(g) limit for his taxable year, the Tax-Deferred Contributions for such Participant shall be automatically suspended for the remainder, if any, of such taxable year.

If an Employer notifies the Administrator that the Code Section 402(g) limit has nevertheless been exceeded by an Eligible Employee for his taxable year, the Tax-Deferred Contributions that, when aggregated with elective contributions made on behalf of the Eligible Employee under any other plan of an Employer or a Related Company, would exceed the Code Section 402(g) limit, plus any income and minus any losses attributable thereto, shall be distributed to the Eligible Employee no later than the April 15 immediately following such taxable year. Any Tax-Deferred Contributions that are distributed to an Eligible Employee in accordance with this Section shall not be taken into account in computing the Eligible Employee's actual deferral percentage for the Plan Year in which the Tax-Deferred Contributions were made, unless the Eligible Employee is a Highly Compensated Employee.

7.3     DISTRIBUTION OF EXCESS DEFERRALS

Notwithstanding any other provision of the Plan to the contrary, if a Participant notifies the Administrator in writing no later than the March 1 following the close of the Participant's taxable year that excess deferrals have been made on his behalf under the Plan for such taxable year, the excess deferrals, plus any income and minus any losses attributable thereto, shall be distributed to the Participant no later than the April 15 immediately following such taxable year. Any Tax- Deferred Contributions that are distributed to a Participant in accordance with this Section shall nevertheless be taken into account in computing the Participant's actual deferral percentage for the Plan Year in which the Tax-Deferred Contributions were made.

7.4     LIMITATION ON TAX-DEFERRED CONTRIBUTIONS OF HIGHLY COMPENSATED EMPLOYEES

Notwithstanding any other provision of the Plan to the contrary, the Tax-Deferred Contributions made with respect to a Plan Year on behalf of Eligible Employees who are Highly Compensated Employees may not result in an average actual deferral percentage for such Eligible Employees that exceeds the greater of:

(a) a percentage that is equal to 125 percent of the average actual deferral percentage for all other Eligible Employees; or

(b) a percentage that is not more than 200 percent of the average actual deferral percentage for all other Eligible Employees and that is not more than two percentage points higher than the average actual deferral percentage for all other Eligible Employees.

To the extent permitted by regulations issued under Section 401(a)(4) of the Code and other published guidance, for Plan Years beginning prior to January 1, 1992, the Administrator may restructure the Plan to meet the limitation contained herein.

In order to assure that the limitation contained herein is not exceeded with respect to a Plan Year, the Administrator is authorized to suspend completely further Tax-Deferred Contributions on behalf of Highly Compensated Employees for any remaining portion of a Plan Year or to adjust the projected actual deferral percentages of Highly Compensated Employees by reducing their percentage elections with respect to Tax-Deferred Contributions for any remaining portion of a Plan Year to such smaller percentages that will result in the limitation set forth above not being exceeded. In the event of any such suspension or reduction, Highly Compensated Employees affected thereby shall be notified of the reduction or suspension as soon as possible and shall be given an opportunity to make a new Tax-Deferred Contribution election to be effective the first day of the next following Plan Year. In the absence of such an election, the election in effect immediately prior to the suspension or adjustment described above shall be reinstated as of the first day of the next following Plan Year.

For purposes of applying the limitation contained in this Section, the Tax-Deferred Contributions and test compensation of any Eligible Employee who is a family member of another Eligible Employee who is a five-percent owner or among the ten Highly Compensated Employees receiving the greatest test compensation for the Plan Year shall be aggregated with the Tax-Deferred Contributions and test compensation of such other Eligible Employee, and such family member shall not be considered an Eligible Employee for purposes of determining the average actual deferral percentage for all other Eligible Employees.

In determining the actual deferral percentage for any Eligible Employee who is a Highly Compensated Employee for the Plan Year, elective contributions made to his accounts under any other plan of an Employer or a Related Company shall be treated as if all such contributions were made to the Plan; provided, however that if such a plan has a plan year different from the Plan Year, any such contributions made to the Highly Compensated Employee's accounts under the plan for the plan year ending with or within the same calendar year as the Plan Year shall be treated as if such contributions were made to the Plan. Notwithstanding the foregoing, such contributions shall not be treated as if they were made to the Plan if regulations issued under Section 401(k) of the Code do not permit such plan to be aggregated with the Plan.

If one or more plans of an Employer or Related Company are aggregated with the Plan for purposes of satisfying the requirements of Section 401(a)(4) or 410(b) of the Code, then actual deferral percentages under the Plan shall be calculated as if the Plan and such one or more other plans were a single plan. For Plan Years beginning after December 31, 1991, plans may be aggregated to satisfy Section 401(k) of the Code only if they have the same plan year.

The Administrator shall maintain records sufficient to show that the limitation contained in this Section was not exceeded with respect to any Plan Year.

7.5     DISTRIBUTION OF EXCESS TAX-DEFERRED CONTRIBUTIONS

Notwithstanding any other provision of the Plan to the contrary, in the event that the limitation contained in Section 7.4 is exceeded in any Plan Year, the Tax-Deferred Contributions made with respect to a Highly Compensated Employee that exceed the maximum amount permitted to be contributed to the Plan on his behalf under Section 7.4, plus any income and minus any losses attributable thereto, shall be distributed to the Highly Compensated Employee prior to the end of the next succeeding Plan Year. If excess amounts are attributable to Participants aggregated under the family aggregation rules described in Section 7.4, the excess shall be allocated among family members in proportion to the Tax-Deferred Contributions made with respect to each family member. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year for which the excess occurred, an excise tax may be imposed under
Section 4979 of the Code on the Employer maintaining the Plan with respect to such amounts.

The maximum amount permitted to be contributed to the Plan on a Highly Compensated Employee's behalf under Section 7.4 shall be determined by reducing Tax-Deferred Contributions made on behalf of Highly Compensated Employees in order of their actual deferral percentages beginning with the highest of such percentages. The determination of the amount of excess Tax-Deferred Contributions shall be made after application of Section 7.3, if applicable.

7.6     DETERMINATION OF INCOME OR LOSS

The income or loss attributable to excess contributions that are distributed pursuant to this Article shall be determined for the preceding Plan Year under the method otherwise used for allocating income or loss to Participant's Separate Accounts.

7.7     CODE SECTION 415 LIMITATIONS ON CREDITING OF CONTRIBUTIONS AND
        FORFEITURES

Notwithstanding any other provision of the Plan to the contrary, the annual addition with respect to a Participant for a limitation year shall in no event exceed the lesser of (i) the greater of $30,000 or 25 percent of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code in effect for the limitation year or (ii) 25 percent of the Participant's compensation, as defined in Section 415(c)(3) of the Code and regulations issued thereunder. If the annual addition to the Separate Account of a Participant in any limitation year would otherwise exceed the amount that may be applied for his benefit under the limitation contained in this Section, the limitation shall be satisfied by reducing the Tax-Deferred Contributions made on the Participant's behalf for the limitation year to the extent necessary.

The amount of any reduction of Tax-Deferred Contributions (plus any income attributable thereto) shall be returned to the Participant. For purposes of this Article, excesses shall result only from the allocation of forfeitures, a reasonable error in estimating a Participant's annual compensation (as defined in Section 415(c)(3) of the Code and regulations issued thereunder), a reasonable error in determining the amount of Tax-Deferred Contributions that may be made with respect to any Participant under the limits of Section 415 of the Code, or other limited facts and circumstances that justify the availability of the provisions set forth above.

7.8     COVERAGE UNDER OTHER QUALIFIED DEFINED CONTRIBUTION PLAN

If a Participant is covered by any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or a Related Company concurrently with the Plan, and if the annual addition for the limitation year would otherwise exceed the amount that may be applied for the Participant's benefit under the limitation contained in Section 7.7, such excess shall be reduced first by applying the procedures set forth in Section 7.7. If the limitation contained in Section 7.7 is still not satisfied, such excess shall be reduced by returning the employee contributions made by the Participant for the limitation year under all such other plans and the income attributable thereto. If the limitation contained in Section 7.7 is still not satisfied after returning all of such employee contributions, then the employer contributions and forfeitures for the limitation year under all such other plans that have been allocated to the Participant shall be reduced and disposed of as provided in such other plan.

7.9     COVERAGE UNDER QUALIFIED DEFINED BENEFIT PLAN

If a Participant in the Plan is also covered by a qualified defined benefit plan (whether or not terminated) maintained by an Employer or a Related Company, in no event shall the sum of the defined benefit plan fraction (as defined in Section 415(e)(2) of the Code) and the defined contribution plan fraction (as defined in Section 415(e)(3) of the Code) exceed 1.0 in any limitation year. In the event the special limitation contained in this Section is exceeded, the benefits otherwise payable to the Participant under any such qualified defined benefit plan shall be reduced to the extent necessary to meet such limitation.

7.10    SCOPE OF LIMITATIONS

The limitations contained in Sections 7.7, 7.8, and 7.9 shall be applicable only with respect to benefits provided pursuant to defined contribution plans and defined benefit plans described in Section 415(k) of the Code.


                                  ARTICLE VIII
                        TRUST FUNDS AND SEPARATE ACCOUNTS


8.1     GENERAL FUND

The Trustee shall establish a General Fund as required to hold and administer any assets of the Trust that are not allocated among the separate Investment Funds as provided in the Plan or the Trust Agreement. The General Fund shall be held and administered as a separate common trust fund. The interest of each Participant or Beneficiary under the Plan in the General Fund shall be an undivided interest.

8.2     INVESTMENT FUNDS

The Sponsor shall determine the number and type of Investment Funds including an Employer Stock Investment Fund and select the investments for such Investment Funds. The Sponsor shall communicate the same and any changes therein in writing to the Administrator and the Trustee. Each Investment Fund shall be held and administered as a separate common trust fund. The interest of each Participant or Beneficiary under the Plan in any Investment Fund shall be an undivided interest.

8.3     APPOINTMENT OF INVESTMENT MANAGERS

As provided in the Trust Agreement, the Sponsor may appoint one or more investment managers (as defined in Section 3(38) of ERISA) with respect to any portion of any Trust Fund.

8.4     INCOME ON TRUST

Any dividends, interest, distributions, or other income received by the Trustee with respect to any Trust Fund established hereunder shall be allocated by the Trustee to the Trust Fund for which the income was received.

8.5     SEPARATE ACCOUNTS

As of the first date a contribution is made by or on behalf of an Employee, there shall be established a Separate Account in his name reflecting his interest in the Trust. Each Separate Account shall be maintained and administered for each Participant and Beneficiary in accordance with the provisions of the Plan. The balance of each Separate Account shall be the balance of the account after all credits and charges thereto, for and as of such date, have been made as provided herein.

8.6     SUB-ACCOUNTS

A Participant's Separate Account shall be divided into individual Sub-Accounts reflecting the portion of the Participant's Separate Account that is derived from Tax-Deferred Contributions or Rollover Contributions. Each Sub-Account shall reflect separately contributions allocated to each Trust Fund established hereunder and the earnings and losses attributable thereto. Such other Sub-Accounts may be established as are necessary or appropriate to reflect a Participant's interest in the Trust.

                                   ARTICLE IX
                            LIFE INSURANCE CONTRACTS


9.1     NO LIFE INSURANCE CONTRACTS

There shall be no life insurance contracts purchased under the Plan.

                                    ARTICLE X
                     DEPOSIT AND INVESTMENT OF CONTRIBUTIONS


10.1    FUTURE CONTRIBUTION INVESTMENT ELECTIONS

Each Eligible Employee shall make an investment election in the manner and form prescribed by the Administrator directing the manner in which his Tax-Deferred Contributions and Rollover Contributions shall be invested. An Eligible Employee's investment election shall specify the percentage, in 5 percent increments, of such contributions that shall be allocated to one or more of the Investment Funds with the sum of such percentages equaling 100 percent. The investment election by a Participant shall remain in effect until his entire interest under the Plan is distributed or forfeited in accordance with the provisions of the Plan or until he files a change of investment election with the Administrator, in such form and at such times as the Administrator shall prescribe. A Participant's change of investment election may be made effective as of the date or dates specified by the Administrator and must be filed with the Administrator such number of days prior to the effective date as the Administrator shall prescribe.

10.2    DEPOSIT OF CONTRIBUTIONS

All Tax-Deferred Contributions and Rollover Contributions shall be deposited in the Trust and allocated among the Investment Funds in accordance with the Participant's currently effective investment election. If no investment election is on file with the Administrator at the time contributions are to be deposited to a Participant's Separate Account, his contributions shall be allocated among the Investment Funds as directed by the Administrator.

10.3    ELECTION TO TRANSFER BETWEEN FUNDS

A Participant may elect to transfer investments from any Investment Fund to any other Investment Fund. The Participant's transfer election shall specify a percentage, in 5 percent increments, of the amount eligible for transfer that is to be transferred, which percentage may not exceed 100 percent. Any transfer election must be filed with the Administrator in writing, in such form and at such times as the Administrator shall prescribe. Subject to any restrictions pertaining to a particular Investment Fund, a Participant's transfer election may be made effective as of the date or dates specified by the Administrator and must be filed with the Administrator such number of days prior to the effective date as the Administrator shall prescribe.

                                   ARTICLE XI
                     CREDITING AND VALUING SEPARATE ACCOUNTS

11.1    CREDITING SEPARATE ACCOUNTS

All contributions made under the provisions of the Plan shall be credited to Separate Accounts in the Trust Funds by the Trustee, in accordance with procedures established in writing by the Administrator, either when received or on the succeeding Valuation Date after valuation of the Trust Fund has been completed for such Valuation Date as provided in Section 11.2, as shall be determined by the Administrator.

11.2    VALUING SEPARATE ACCOUNTS

Separate Accounts in the Trust Funds shall be valued by the Trustee on the Valuation Date, in accordance with procedures established in writing by the Administrator, either in the manner adopted by the Trustee and approved by the Administrator or in the manner set forth in Section 11.3 as Plan valuation procedures, as determined by the Administrator.

11.3    PLAN VALUATION PROCEDURES

With respect to the Trust Funds, the Administrator may determine that the following valuation procedures shall be applied. As of each Valuation Date hereunder, the portion of any Separate Accounts in a Trust Fund shall be adjusted to reflect any increase or decrease in the value of the Trust Fund for the period of time occurring since the immediately preceding Valuation Date for the Trust Fund (the "valuation period") in the following manner:

(a) First, the value of the Trust Fund shall be determined by valuing all of the assets of the Trust Fund at fair market value.

(b) Next, the net increase or decrease in the value of the Trust Fund attributable to net income and all profits and losses, realized and unrealized, during the valuation period shall be determined on the basis of the valuation under paragraph (a) taking into account appropriate adjustments for contributions, loan payments, and transfers to and distributions, withdrawals, loans, and transfers from such Trust Fund during the valuation period.

(c) Finally, the net increase or decrease in the value of the Trust Fund shall be allocated among Separate Accounts in the Trust Fund in the ratio of the balance of the portion of such Separate Account in the Trust Fund as of the preceding Valuation Date less any distributions, withdrawals, loans, and transfers from such Separate Account balance in the Trust Fund since the Valuation Date to the aggregate balances of the portions of all Separate Accounts in the Trust Fund similarly adjusted, and each Separate Account in the Trust Fund shall be credited or charged with the amount of its allocated share. Notwithstanding the foregoing, the Administrator may adopt such accounting procedures as it considers appropriate and equitable to establish a proportionate crediting of net increase or decrease in the value of the Trust Fund for contributions, loan payments, and transfers to and distributions, withdrawals, loans, and transfers from such Trust Fund made by or on behalf of a Participant during the valuation period.

11.4    FINALITY OF DETERMINATIONS

The Trustee shall have exclusive responsibility for determining the balance of each Separate Account maintained hereunder. The Trustee's determinations thereof shall be conclusive upon all interested parties.

11.5    NOTIFICATION

Within a reasonable period of time after the end of each calendar quarter, the Administrator shall notify each Participant and Beneficiary of the balances of his Separate Account and Sub-Accounts as of the last day of such calendar quarter.

                                   ARTICLE XII
                                      LOANS

12.1    NO LOANS

There shall be no loans made to Participants from the Plan.


                                  ARTICLE XIII
                           WITHDRAWALS WHILE EMPLOYED

13.1    WITHDRAWALS OF TAX-DEFERRED CONTRIBUTIONS AND/OR ROLLOVER CONTRIBUTIONS

A Participant who is employed by an Employer or a Related Company and who (i) has attained age 59 1/2 may elect in writing, subject to the limitations in
Section 13.2, to make a cash withdrawal from his Rollover Contributions and/or Tax-Deferred Contributions Sub-Account or (ii) is determined by the Administrator to have incurred a hardship as defined in Section 13.4 may elect in writing, subject to the limitations and conditions prescribed in Section 13.4, to make a cash withdrawal from his Tax-Deferred Contributions Sub-Account. The maximum amount that a Participant may withdraw pursuant to this Section because of a hardship is the balance of his Tax-Deferred Contributions Sub-Account, exclusive of any earnings credited to such Sub-Account as of a date that is after December 31, 1988.

13.2    LIMITATIONS ON WITHDRAWALS OTHER THAN HARDSHIP WITHDRAWALS

A Participant must file a written withdrawal application with the Administrator such number of days prior to the date as of which it is to be effective as the Administrator shall prescribe. Withdrawals made pursuant to this Article, other than hardship withdrawals, may be made effective as soon as administratively feasible.

13.3    ORDER OF WITHDRAWAL FROM A PARTICIPANT'S SUB-ACCOUNTS

The balance of the Participant's Tax-Deferred Contributions Sub-Account shall be distributed to the extent necessary, but if the distribution is because of hardship, only to the extent permitted under Section 13.1. If the Sub-Account from which a Participant is receiving a withdrawal is invested in more than one Investment Fund, the withdrawal shall be charged against each Investment Fund as determined by the Administrator.

13.4    CONDITIONS AND LIMITATIONS ON HARDSHIP WITHDRAWALS

A Participant must file a written application for a hardship withdrawal with the Administrator such number of days prior to the date as of which it is to be effective as the Administrator may prescribe. Hardship withdrawals may be made effective as soon as administratively feasible. The Administrator shall grant a hardship withdrawal only if it determines that the withdrawal is necessary to meet an immediate and heavy financial need of the Participant. An immediate and heavy financial need of the Participant means a financial need on account of:

(a) expenses previously incurred by or necessary to obtain for the Participant, the Participant's spouse, or any dependent of the Participant (as defined in Section 152 of the Code) medical care described in Section 213(d) of the Code;

(b) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

(c) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, the Participant's spouse, or any dependent of the Participant;

(d) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

A withdrawal shall be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant only if all of the following requirements are satisfied:

        The withdrawal is not in excess of the amount of the immediate and heavy financial need of the Participant.

        The Participant has obtained all distributions, other than hardship distributions, and all non-taxable loans currently available under all plans maintained by an Employer or any Related Company.

        The Participant's Tax-Deferred Contributions and the Participant's elective tax-deferred contributions and employee after-tax contributions under all other tax-qualified plans maintained by an Employer or any Related Company shall be suspended for at least twelve months after his receipt of the withdrawal.

        The Participant shall not make Tax-Deferred Contributions or elective tax-deferred contributions under any other tax-qualified plan maintained by an Employer or any Related Company for the Participant's taxable year immediately following the taxable year of the withdrawal in excess of the applicable limit under Section 402(g) of the Code for such next taxable year less the amount of the Participant's Tax-Deferred Contributions and elective tax-deferred contributions under any other plan maintained by an Employer or any Related Company for the taxable year of the withdrawal.

The amount of a hardship withdrawal shall include any amounts necessary to pay any Federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. A Participant shall not fail to be treated as an Eligible Employee for purposes of applying the limitations contained in Article VII of the Plan merely because his Tax-Deferred Contributions are suspended in accordance with this Section.

                                   ARTICLE XIV
                  TERMINATION OF EMPLOYMENT AND SETTLEMENT DATE

14.1    TERMINATION OF EMPLOYMENT AND SETTLEMENT DATE

A Participant's Settlement Date shall occur on the date he terminates employment with an Employer and all Related Companies because of death, retirement, or other termination of employment or is determined to be disabled by the Administrator and his collective bargaining representative. Written notice of a Participant's Settlement Date shall be given by the Administrator to the Trustee. For purposes of this Section 14.1, a Participant is disabled if the Administrator and his collective bargaining representative determine (on the basis of medical evidence and examination of other facts known to them) that he has incurred an injury or illness which will permanently, continuously and wholly prevent him from ever engaging in any work of the type covered under his collective bargaining agreement and such injury or illness has continued for a period of at least six (6) consecutive months.


                                   ARTICLE XV
                                  DISTRIBUTIONS

15.1    DISTRIBUTIONS

A Participant whose Settlement Date occurs shall receive distribution of the value of the vested portions of his Separate Account in the form provided under
Article XVI beginning as soon as reasonably practicable following his Settlement Date or the date his application for distribution is filed with the Administrator, if later.

15.2    DISTRIBUTIONS TO BENEFICIARIES

If a Participant dies prior to the date distribution of the vested portions of his Separate Account begins under this Article, his Beneficiary shall receive distribution of the value of the vested portions of the Participant's Separate Account in the form provided under Article XVI beginning as soon as reasonably practicable following the date his application for distribution is filed with the Administrator. Unless distribution is to be made over the life or over a period certain not greater than the life expectancy of the Beneficiary, distribution of the Participant's entire vested interest shall be made to the Beneficiary no later than the end of the fifth calendar year beginning after the Participant's death. If distribution is to be made over the life or over a period certain no greater than the life of the Beneficiary, distribution shall commence no later than:

(a) If the Beneficiary is not the Participant's spouse, the end of the first calendar year beginning after the Participant's death; or

(b) If the Beneficiary is the Participant's spouse, the later of (i) the end of the first calendar year beginning after the Participant's death or
        (ii) the end of the calendar year in which the Participant would have attained age 70 1/2.

If distribution is to be made to a Participant's spouse, it shall be made available within a reasonable period of time after the Participant's death that is no less favorable than the period of time applicable to other distributions. If a Participant dies after the date distribution of the vested portions of his Separate Account begins under this Article, but before his entire vested interest in his Separate Account is distributed, his Beneficiary shall receive distribution of the remainder of the vested portions of the Participant's Separate Account beginning as soon as reasonably practicable following the Participant's date of death in a form that provides for distribution at least as rapidly as under the form in which the Participant was receiving distribution.

15.3    CASH OUTS AND PARTICIPANT CONSENT

Notwithstanding any other provision of the Plan to the contrary, if the value of the vested portions of a Participant's Separate Account does not exceed $3,500, distribution of such value shall be made to the Participant in a single sum payment as soon as reasonably practicable following his Settlement Date. If the value of the vested portions of a Participant's Separate Account exceeds $3,500, distribution shall not commence to such Participant prior to his Normal Retirement Date without the Participant's written consent. If a Participant made a withdrawal in accordance with the provisions of Article XIII and the value of the vested portions of his Separate Account on the date of the withdrawal exceeded $3,500, then for purposes of this

Section, the value of his vested interest in his Separate Account shall be deemed to exceed $3,500.

15.4    REQUIRED COMMENCEMENT OF DISTRIBUTION

Notwithstanding any other provision of the Plan to the contrary, distribution of the vested portions of a Participant's Separate Account shall commence to the Participant no later than the earlier of:

(a) 60 days after the close of the Plan Year in which (i) the Participant's Normal Retirement Date occurs, (ii) the 10th anniversary of the year in which he commenced participation in the Plan occurs, or (iii) his Settlement Date occurs, whichever is latest; or

(b) the April 1 following the close of the calendar year in which he attains age 70 1/2, whether or not his Settlement Date has occurred, except that if a Participant attained age 70 1/2 prior to January 1, 1988, and was not a five-percent owner (as defined in Section 416 of the Code) at any time during the five-Plan-Year period ending within the calendar year in which he attained age 70 1/2, distribution of the vested portion of such Participant's Separate Account shall commence no later than the April 1 following the close of the calendar year in which he attains age 70 1/2 or retires, whichever is later.

Distributions required to commence under this Section shall be made in the form provided under Article XVI and in accordance with Section 401(a)(9) of the Code and regulations issued thereunder, including the minimum distribution incidental benefit requirements.

15.5    REEMPLOYMENT OF A PARTICIPANT

If a Participant whose Settlement Date has occurred is reemployed by an Employer or a Related Company, he shall lose his right to any distribution or further distributions from the Trust arising from his prior Settlement Date and his interest in the Trust shall thereafter be treated in the same manner as that of any other Participant whose Settlement Date has not occurred.

15.6    RESTRICTIONS ON ALIENATION

Except as provided in Section 401(a)(13) of the Code relating to qualified domestic relations orders, no benefit under the Plan at any time shall be subject in any manner to anticipation, alienation, assignment (either at law or in equity), encumbrance, garnishment, levy, execution, or other legal or equitable process; and no person shall have power in any manner to anticipate, transfer, assign (either at law or in equity), alienate or subject to attachment, garnishment, levy, execution, or other legal or equitable process, or in any way encumber his benefits under the Plan, or any part thereof, and any attempt to do so shall be void.

15.7    FACILITY OF PAYMENT

If the Administrator finds that any individual to whom an amount is payable hereunder is incapable of attending to his financial affairs because of any mental or physical condition, including the infirmities of advanced age, such amount (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative) may, in the discretion of the Administrator, be paid to another person for the use or benefit of the individual found incapable of attending to his financial affairs or in satisfaction of legal obligations incurred by or on behalf of such individual. The Trustee shall make such payment only upon receipt of written instructions to such effect from the Administrator. Any such payment shall be charged to the Separate Account from which any such payment would otherwise have been paid to the individual found incapable of attending to his financial affairs and shall be a complete discharge of any liability therefor under the Plan.

15.8    INABILITY TO LOCATE PAYEE

If any benefit becomes payable to any person, or to the executor or administrator of any deceased person, and if that person or his executor or administrator does not present himself to the Administrator within five years after the Administrator mails written notice of his eligibility to receive a distribution hereunder to his last known address, that benefit will be forfeited. However, if the payee later files a claim for that benefit, the benefit will be restored.

15.9    DIRECT ROLLOVERS

Notwithstanding any other provision of the Plan to the contrary, effective for distributions made on or after January 1, 1993, a distributee may elect, subject to reasonable conditions and limitations prescribed by the Administrator and permitted under Section 401(a)(31) of the Code and the regulations thereunder, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan (as specified by the distributee) in a direct rollover. For purposes of this Section 15.9, the following terms have the following meanings:

(a) An "eligible rollover distribution" means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(b) An "eligible retirement plan" means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

(c) A "distributee" means the Participant, the Participant's surviving spouse or the Participant's spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.

(d) A "direct rollover" means a payment by the Plan to the eligible retirement plan specified by the distributee.

                                   ARTICLE XVI
                                 FORM OF PAYMENT

16.1    FORM OF PAYMENT

A Participant, or his Beneficiary, as the case may be, may elect to receive distribution in one or a combination of the following forms of payment:

(a)     A single sum payment.

(b) Installment Payments - Distribution shall be made in a series of installments over a period not exceeding the life expectancy of the Participant, or the Participant's Beneficiary, if the Participant has died, or a period not exceeding the joint life and last survivor expectancy of the Participant and his Beneficiary. Each installment shall be equal in amount except as necessary to adjust for any changes in the value of the Participant's Separate Account, unless the Participant elects a more rapid distribution schedule. The determination of life expectancies shall be made on the basis of the expected return multiples in Table V and VI of Section 1.72-9 of the Treasury regulations and shall be calculated once at the time installment payments begin.

Notwithstanding the foregoing, in lieu of cash, a Participant or his Beneficiary, as the case may be, may elect to receive in Employer Stock that portion of his Separate Account invested in such.

16.2    CHANGE OF ELECTION

A Participant or Beneficiary who has elected a form of payment under Section
16.1 may revoke or change his election at any time by filing with the Administrator a written election in the form prescribed by the Administrator.



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


16.3    NOTICE REGARDING FORMS OF PAYMENT

Within a reasonable period of time prior to the date a Participant could commence distribution of his Separate Account under the Plan, the Administrator shall provide him with a written explanation of the forms of payment available under the Plan.

16.4    REEMPLOYMENT

If a Participant is reemployed by an Employer or a Related Company prior to receiving distribution of the entire balance of the vested portions of his Separate Account, his prior election of a form of payment hereunder shall become ineffective.

                                  ARTICLE XVII
                                  BENEFICIARIES

17.1    DESIGNATION OF BENEFICIARY

A married Participant's Beneficiary shall be his spouse, unless the Participant designates a person or persons other than his spouse as Beneficiary with his spouse's written consent. A Participant may designate a Beneficiary on the form prescribed by the Administrator. If no Beneficiary has been designated pursuant to the provisions of this Section, or if no Beneficiary survives the Participant and he has no surviving spouse, then the Beneficiary under the Plan shall be the deceased Participant's surviving children in equal shares or, if there are no surviving children, the Participant's surviving parents in equal shares or, if there are no surviving parents, the Participant's estate. If a Beneficiary dies after becoming entitled to receive a distribution under the Plan but before distribution is made to him in full, and if no other Beneficiary has been designated to receive the balance of the distribution in that event, the estate of the deceased Beneficiary shall be the Beneficiary as to the balance of the distribution.

17.2    SPOUSAL CONSENT REQUIREMENTS

Any written spousal consent given pursuant to this Article shall acknowledge the effect of the action taken and shall be witnessed by a Plan representative or a notary public. Such spousal consent shall be valid only with respect to the spouse who signs the consent. Notwithstanding any other provision of the Plan to the contrary, written spousal consent shall not be required if the Participant establishes to the satisfaction of a Plan representative that such consent cannot be obtained because the spouse cannot be located or because of other circumstances set forth in Section 401(a)(11) of the Code and regulations issued thereunder.

                                  ARTICLE XVIII
                                 ADMINISTRATION

18.1    AUTHORITY OF THE SPONSOR

The Sponsor, which shall be the administrator for purposes of ERISA and the plan administrator for purposes of the Code, shall be responsible for the administration of the Plan and, in addition to the powers and authorities expressly conferred upon it in the Plan, shall have all such powers and authorities as may be necessary to carry out the provisions of the Plan, including the power and authority to interpret and construe the provisions of the Plan, to make benefit determinations, and to resolve any disputes which arise under the Plan. The Sponsor may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist in carrying out its duties hereunder. The Sponsor and the Trustee shall be "named fiduciaries" as that term is defined in Section 402(a)(2) of ERISA. The Sponsor, by action of its board of directors, may:

(a) allocate any of the powers, authority, or responsibilities for the operation and administration of the Plan, which are retained by it or granted to it by this Article, to the Trustee; and

(b) designate a person or persons other than the Sponsor to carry out any of such powers, authority, or responsibilities;

except that no power, authority, or responsibility of the Trustee shall be subject to the provisions of paragraph (b) of this Section, and except that no allocation or delegation by the Sponsor of any of its powers, authority, or responsibilities to the Trustee shall become effective unless such allocation or delegation shall first be accepted by the Trustee in a writing signed by it and delivered to the Sponsor.

18.2    ACTION OF THE SPONSOR

Any act authorized, permitted, or required to be taken under the Plan by the Sponsor and which has not been delegated in accordance with Section 18.1, may be taken by a majority of the members of the board of directors of the Sponsor, either by vote at a meeting, or in writing without a meeting, or by the employee or employees of the Sponsor designated by the board of directors to carry out such acts on behalf of the Sponsor. All notices, advice, directions, certifications, approvals, and instructions required or authorized to be given by the Sponsor as under the Plan shall be in writing and signed by either (i) a majority of the members of the board of directors of the Sponsor or by such member or members as may be designated by an instrument in writing, signed by all the members thereof, as having authority to execute such documents on its behalf, or (ii) the employee or employees authorized to act for the Sponsor in accordance with the provisions of this Section.

18.3    CLAIMS REVIEW PROCEDURE

Whenever a claim for benefits under the Plan filed by any person (herein referred to as the "Claimant") is denied, whether in whole or in part, the Sponsor shall transmit a written notice of such decision to the Claimant, which notice shall be written in a manner calculated to be understood by the Claimant and shall contain a statement of the specific reasons for the denial of the claim and a statement advising the Claimant that, within 60 days of the date on which he receives such notice, he may obtain review of such decision in accordance with the procedures hereinafter set forth. Within such 60-day period, the Claimant or his authorized representative may request that the claim denial be reviewed by filing with the Sponsor a written request therefor, which request shall contain the following information:

(a) the date on which the Claimant's request was filed with the Sponsor; provided, however, that the date on which the Claimant's request for review was in fact filed with the Sponsor shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this paragraph;

(b) the specific portions of the denial of his claim which the Claimant requests the Sponsor to review;

(c) a statement by the Claimant setting forth the basis upon which he believes the Sponsor should reverse the previous denial of his claim for benefits and accept his claim as made; and

(d) any written material (offered as exhibits) which the Claimant desires the Sponsor to examine in its consideration of his position as stated pursuant to paragraph (c) of this Section.

Within 60 days of the date determined pursuant to paragraph (a) of this Section, the Sponsor shall conduct a full and fair review of the decision denying the Claimant's claim for benefits. Within 60 days of the date of such review, the Sponsor shall render its written decision on review, written in a manner calculated to be understood by the Claimant, specifying the reasons and Plan provisions upon which its decision was based.

18.4    QUALIFIED DOMESTIC RELATIONS ORDERS

The Sponsor shall establish reasonable procedures to determine the status of domestic relations orders and to administer distributions under domestic relations orders which are deemed to be qualified orders. Such procedures shall be in writing and shall comply with the provisions of Section 414(p) of the Code and regulations issued thereunder.

18.5    INDEMNIFICATION

In addition to whatever rights of indemnification the members of the board of directors of the Sponsor, the committee appointed to act on behalf of the Sponsor, or any employee or employees of the Sponsor to whom any power, authority, or responsibility is delegated pursuant to Section 18.1, may be entitled under the articles of incorporation or regulations of the Sponsor, under any provision of law, or under any other agreement, the Sponsor shall satisfy any liability actually and reasonably incurred by any such person or persons, including expenses, attorneys' fees, judgments, fines, and amounts paid in settlement (other than amounts paid in settlement not approved by the Sponsor), in connection with any threatened, pending or completed action, suit, or proceeding which is related to the exercising or failure to exercise by such person or persons of any of the powers, authority, responsibilities, or discretion as provided under the Plan, or reasonably believed by such person or persons to be provided hereunder, and any action taken by such person or persons in connection therewith, unless the same is judicially determined to be the result of such person's or persons' gross negligence or willful misconduct.

18.6    ACTIONS BINDING

Subject to the provisions of Section 18.3, any action taken by the Sponsor which is authorized, permitted, or required under the Plan shall be final and binding upon the Employers, the Trustee, all persons who have or who claim an interest under the Plan, and all third parties dealing with the Employers or the Trustee.


                                   ARTICLE XIX
                            AMENDMENT AND TERMINATION

19.1    AMENDMENT

Subject to the provisions of Section 19.2, the Sponsor may at any time and from time to time, by action of its board of directors, amend the Plan, either prospectively or retroactively, except that the Sponsor may not amend those provisions of the Plan regarding the ability to make Tax- Deferred Contributions without the consent of the collective bargaining representative. However, the Sponsor may amend those provisions of the Plan as reasonably necessary to comply with ERISA and the Code without the consent of the collective bargaining representative. Any such amendment shall be by written instrument executed by the Sponsor.

19.2    LIMITATION ON AMENDMENT

The Sponsor shall make no amendment to the Plan which shall decrease the accrued benefit of any Participant or Beneficiary, except that nothing contained herein shall restrict the right to amend the provisions of the Plan relating to the administration of the Plan and Trust. Moreover, no such amendment shall be made hereunder which shall permit any part of the Trust to revert to an Employer or any Related Company or be used or be diverted to purposes other than the exclusive benefit of Participants and Beneficiaries.

19.3    TERMINATION

Subject to the terms of the currently effective collective bargaining agreement, the Sponsor reserves the right, by action of its board of directors, to terminate the Plan as to all Employers at any time (the effective date of such termination being hereinafter referred to as the "termination date"). Upon any such termination of the Plan, the following actions shall be taken for the benefit of Participants and Beneficiaries:

(a) As of the termination date, each Investment Fund shall be valued and all Separate Accounts and Sub-Accounts shall be adjusted in the manner provided in Article XI, with any unallocated contributions or forfeitures being allocated as of the termination date in the manner otherwise provided in the Plan. The termination date shall become a Valuation Date for purposes of Article XI. In determining the net worth of the Trust, there shall be included as a liability such amounts as shall be necessary to pay all expenses in connection with the termination of the Trust and the liquidation and distribution of the property of the Trust, as well as other expenses, whether or not accrued, and shall include as an asset all accrued income.

(b) All Separate Accounts shall then be disposed of to or for the benefit of each Participant or Beneficiary in accordance with the provisions of
        Article XV as if the termination date were his Settlement Date; provided, however, that notwithstanding the provisions of Article XV, if the Plan does not offer an annuity option and if neither his Employer nor a Related Company establishes or maintains another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code), the Participant's written consent to the commencement of distribution shall not be required regardless of the value of the vested portions of his Separate Account.

(c) Notwithstanding the provisions of paragraph (b) of this Section, no distribution shall be made to a Participant of any portion of the balance of his Tax-Deferred Contributions Sub-Account prior to his separation from service (other than a distribution made in accordance with Article XIII or required in accordance with Section 401(a)(9) of the Code) unless (i) neither his Employer nor a Related Company establishes or maintains another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code, a tax credit employee stock ownership plan as defined in Section 409 of the Code, or a simplified employee pension as defined in Section 408(k) of the Code) either at the time the plan is terminated or at any time during the period ending 12 months after distribution of all assets from the Plan; provided, however, that this provision shall not apply if fewer than two percent of the Eligible Employees under the Plan were eligible to participate at any time in such other defined contribution plan during the 24-month period beginning 12 months before the Plan termination, and (ii) the distribution the Participant receives is a "lump sum distribution" as defined in Section 402(e)(4) of the Code, without regard to clauses (i), (ii), (iii), and (iv) of sub-paragraph
        (A), sub-paragraph (B), or sub-paragraph (H) thereof.

Notwithstanding anything to the contrary contained in the Plan, upon any such Plan termination, the vested interest of each Participant and Beneficiary in his Employer Contributions Sub-Account shall be 100 percent; and, if there is a partial termination of the Plan, the vested interest of each Participant and Beneficiary who is affected by the partial termination in his Employer Contributions Sub-Account shall be 100 percent. For purposes of the preceding sentence only, the Plan shall be deemed to terminate automatically if there shall be a complete discontinuance of contributions hereunder by all Employers.

19.4    REORGANIZATION

The merger, consolidation, or liquidation of any Employer with or into any other Employer or a Related Company shall not constitute a termination of the Plan as to such Employer. If an Employer disposes of substantially all of the assets used by the Employer in a trade or business or disposes of a subsidiary and in connection therewith one or more Participants terminates employment but continues in employment with the purchaser of the assets or with such subsidiary, no distribution from the Plan shall be made to any such Participant prior to his separation from service (other than a distribution made in accordance with Article XIII or required in accordance with Section 401(a)(9) of the Code), except that a distribution shall be permitted to be made in such a case, subject to the Participant's consent (to the extent required by law), if
(i) the distribution would constitute a "lump sum distribution" as defined in section 402(e)(4) of the Code, without regard to clauses (i), (ii), (iii), or
(iv) of sub-paragraph (A), sub-paragraph (B), or sub-paragraph (H) thereof, (ii) the Employer continues to maintain the Plan after the disposition, (iii) the purchaser does not maintain the Plan after the disposition, and (iv) the distribution is made by the end of the second calendar year after the calendar year in which the disposition occurred.

                                   ARTICLE XX
                           ADOPTION BY OTHER ENTITIES

20.1    NO ADOPTION

No other entity may become an Employer hereunder.


                                   ARTICLE XXI
                            MISCELLANEOUS PROVISIONS

21.1    NO COMMITMENT AS TO EMPLOYMENT

Nothing contained herein shall be construed as a commitment or agreement upon the part of any person to continue his employment with an Employer or Related Company, or as a commitment on the part of any Employer or Related Company to continue the employment, compensation, or benefits of any person for any period.

21.2    BENEFITS

Nothing in the Plan nor the Trust Agreement shall be construed to confer any right or claim upon any person, firm, or corporation other than the Employers, the Trustee, Participants, and Beneficiaries.

21.3    NO GUARANTEES

The Employers, the Administrator, and the Trustee do not guarantee the Trust from loss or depreciation, nor do they guarantee the payment of any amount which may become due to any person hereunder.

21.4    EXPENSES

The expenses of administration of the Plan shall be paid by the Sponsor.

21.5    PRECEDENT

Except as otherwise specifically provided, no action taken in accordance with the Plan shall be construed or relied upon as a precedent for similar action under similar circumstances.

21.6    DUTY TO FURNISH INFORMATION

The Employers, the Administrator, and the Trustee shall furnish to any of the others any documents, reports, returns, statements, or other information that the other reasonably deems necessary to perform its duties hereunder or otherwise imposed by law.

21.7    WITHHOLDING

The Trustee shall withhold any tax which by any present or future law is required to be withheld, and which the Administrator notifies the Trustee in writing is to be so withheld, from any payment to any Participant or Beneficiary hereunder.

21.8    MERGER, CONSOLIDATION, OR TRANSFER OF PLAN ASSETS

The Plan shall not be merged or consolidated with any other plan, nor shall any of its assets or liabilities be transferred to another plan, unless, immediately after such merger, consolidation, or transfer of assets or liabilities, each Participant in the Plan would receive a benefit under the Plan which is at least equal to the benefit he would have received immediately prior to such merger, consolidation, or transfer of assets or liabilities (assuming in each instance that the Plan had then terminated).

21.9    BACK PAY AWARDS

The provisions of this Section shall apply only to an Employee or former Employee who becomes entitled to back pay by an award or agreement of an Employer without regard to mitigation of damages. If a person to whom this Section applies was or would have become an Eligible Employee after such back pay award or agreement has been effected, and if any such person who had not previously elected to make Tax-Deferred Contributions pursuant to Section 4.1 shall within 30 days of the date he receives notice of the provisions of this Section make an election to make Tax-Deferred Contributions in accordance with such Section 4.1 (retroactive to any Enrollment Date as of which he was or has become eligible to do so), then such Participant may elect that any Tax-Deferred Contributions not previously made on his behalf but which, after application of the foregoing provisions of this Section, would have been made under the provisions of Article IV, shall be made out of the proceeds of such back pay award or agreement. The amounts of such additional contributions shall be credited to the Separate Account of such Participant. Any additional contributions made by such Participant and by an Employer pursuant to this Section shall be made in accordance with, and subject to the limitations of the applicable provisions of Articles IV and VII.

21.10   CONDITION ON EMPLOYER CONTRIBUTIONS

Notwithstanding anything to the contrary contained in the Plan or the Trust Agreement, any contribution of an Employer hereunder is conditioned upon the continued qualification of the Plan under Section 401(a) of the Code, the exempt status of the Trust under Section 501(a) of the Code, and the deductibility of the contribution under Section 404 of the Code. Except as otherwise provided in this Section and Section 21.11, however, in no event shall any portion of the property of the Trust ever revert to or otherwise inure to the benefit of an Employer or any Related Company.

21.11   RETURN OF CONTRIBUTIONS TO AN EMPLOYER

Notwithstanding any other provision of the Plan or the Trust Agreement to the contrary, in the event any contribution of an Employer made hereunder:

(a)     is made under a mistake of fact, or

(b)     is disallowed as a deduction under Section 404 of the Code,

such contribution may be returned to the Employer within one year after the payment of the contribution or the disallowance of the deduction to the extent disallowed, whichever is applicable. In the event the Plan does not initially qualify under Section 401(a) of the Code, any contribution of an Employer made hereunder may be returned to the Employer within one year of the date of denial of the initial qualification of the Plan, but only if an application for determination was made within the period of time prescribed under Section 403(c)(2)(B) of ERISA.

21.12   VALIDITY OF PLAN

The validity of the Plan shall be determined and the Plan shall be construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania, except as preempted by applicable Federal law. The invalidity or illegality of any provision of the Plan shall not affect the legality or validity of any other part thereof.

21.13   TRUST AGREEMENT

The Trust Agreement and the Trust maintained thereunder shall be deemed to be a part of the Plan as if fully set forth herein and the provisions of the Trust Agreement are hereby incorporated by reference into the Plan.

21.14   PARTIES BOUND

The Plan shall be binding upon the Employers, all Participants and Beneficiaries hereunder, and, as the case may be, the heirs, executors, administrators, successors, and assigns of each of them.

21.15   APPLICATION OF CERTAIN PLAN PROVISIONS

For purposes of the general administrative provisions and limitations of the Plan, a Participant's Beneficiary shall be treated as any other person entitled to receive benefits under the Plan. Upon any termination of the Plan, any such Beneficiary who has an interest under the Plan at the time of such termination, which does not cease by reason thereof, shall be deemed to be a Participant for all purposes of the Plan.

21.16   LEASED EMPLOYEES

Any leased employee, other than an excludable leased employee, shall be treated as an employee of the Employer for which he performs services for all purposes of the Plan with respect to the provisions of Sections 401(a)(3), (4), (7), and
(16), and 408(k), 410, 411, 415, and 416 of the Code; provided, however, that no leased employee shall accrue a benefit hereunder based on service as a leased employee except as otherwise specifically provided in the Plan. A "leased employee" means any person who performs services for an Employer or a Related Company (the "recipient") (other than an employee of the recipient) pursuant to an agreement between the recipient and any other person (the "leasing organization") on a substantially full-time basis for a period of at least one year, provided that such services are of a type historically performed, in the business field of the recipient, by employees. An "excludable leased employee" means any leased employee of the recipient who is covered by a money purchase pension plan maintained by the leasing organization which provides for (i) a nonintegrated employer contribution on behalf of each participant in the plan equal to at least ten percent of compensation, (ii) full and immediate vesting, and (iii) immediate participation by employees of the leasing organization (other than employees who perform substantially all of their services for the leasing organization or whose compensation from the leasing organization in each plan year during the four-year period ending with the plan year is less than $l,000); provided, however, that leased employees do not constitute more than 20 percent of the recipient's nonhighly compensated work force. For purposes of this Section, contributions or benefits provided to a leased employee by the leasing organization that are attributable to services performed for the recipient shall be treated as provided by the recipient.

21.17   TRANSFERRED FUNDS

If funds from another qualified plan are transferred or merged into the Plan, such funds shall be held and administered in accordance with any restrictions applicable to them under such other plan to the extent required by law and shall be accounted for separately to the extent necessary to accomplish the foregoing.

                                  ARTICLE XXII
                              TOP-HEAVY PROVISIONS

22.1    APPLICABILITY

There shall be no top-heavy provisions applicable under the Plan.


                                  ARTICLE XXIII
                                 EFFECTIVE DATE

23.1    EFFECTIVE DATE OF AMENDMENT AND RESTATEMENT

This amendment and restatement is effective as of April 1, 1991.


                                  *     *     *

         EXECUTED AT Beaver Falls, Pennsylvania, this _____ day of ________________, 1995.


                                       KOPPEL STEEL CORPORATION



                                       By: /s/ Paul C. Borland, Jr.
                                          --------------------------------------
                                          Paul C. Borland, Jr., President